Exhibit 2.8

SECOND AMENDMENT TO
AGREEMENT OF SALE

This Second Amendment to Agreement of Sale (the “Second Amendment”) is made as of the 15 day of December, 2011 by and among BIG BOULDER CORPORATION, a Pennsylvania corporation (“Seller”), and JFBB SKI AREAS, INC., a Missouri corporation (“Buyer”).

W I T N E S S E T H

WHEREAS, the Buyer and the Seller are the Buyer and the Seller, respectively, under that certain Agreement of Sale dated the 31st day of October, 2011 (the “Original Agreement”) concerning that property located in Blakeslee, Pennsylvania known as the Big Boulder Ski Resort, as amended by that Amendment to Agreement of Sale by and among Seller and Buyer dated December 6, 2011 (“Amendment”) (the Original Agreement and the Amendment, collectively, the “Agreement”); and

WHEREAS, the Buyer and the Seller desire to amend the Agreement as specifically set forth below.

NOW, THEREFORE, in consideration of the making of the Agreement and other good and valuable consideration, the Buyer and the Seller agree as follows:

1. Deed. The form of Deed attached to the Agreement as Exhibit “Q” (“Deed”) is hereby amended to delete the following language:

UNDER AND SUBJECT TO that Declaration of Covenants, Easements and Restrictions by and between Grantor and Grantee of even date herewith, which Declaration of Covenants, Easements and Restrictions shall be deemed to run with the land.

And replace the deleted language with the following :

UNDER AND SUBJECT TO that Declaration of Covenants, Easements and Restrictions by and between Grantor and Grantee of even date herewith, AND TOGETHER WITH that right of ingress, regress and egress over that portion of Big Boulder Drive identified and described as “Road A” in the aforesaid Declaration, which right is described and assigned in the aforesaid Declaration and is subject to the further limitations of the Declaration, which Declaration is intended to be recorded simultaneously herewith and shall be deemed to run with the land.

2. Declaration of Covenants, Easements and Restrictions. The form of Declaration of Covenants, Easements and Restrictions attached to the Agreement as Exhibit “T” (“Declaration”) is hereby amended as follows:

(a) Section 5 of the Declaration is hereby amended to add subsection (y) as follows:

(y)                Big Boulder assigns to JFBB an interest, in common with others, in Big Boulder’s right of ingress, regress and egress over Road “A”, as described herein on Exhibit “X”, which assignment shall be under and subject to (i) the limitations on JFBB for the use of Road “A” as set forth in this Declaration, (ii) the obligations of JFBB to share in the costs of repair, replacement and maintenance of Road “A” as set forth in this Declaration and (iii) all other restrictions, limitations and obligations of JFBB pertaining to Road “A” as set forth herein. This assignment shall in no way terminate, limit, or abridge the easement rights of Big Boulder to ingress, regress and egress over, under, through or across Big Boulder Drive or Road “A”, previously reserved by Big Boulder in prior deeds or prior documents for itself or its successors or assigns. For the avoidance of doubt, (i) Big Boulder, (ii) all future development projects by Big Boulder, and (iii) all future development projects by Big Boulder’s grantees, successors or assigns, shall have the right of ingress, regress and egress over, under, through or across Big Boulder Drive and Road “A” pursuant to the aforesaid easements or recorded documents. No portion of the old Big Boulder Drive (as abandoned) as set forth in Deed Book 437 Page 692, in Deed Book 452 Page 212 and in Deed Book 513 Page 586 or other recorded documents will be subject to the rights provided herein to JFBB or their grantees, successors or assigns.

Notwithstanding anything to the contrary contained herein, JFBB and the JFBB Parties shall have (i) no right to park vehicles on Road “A” or any other portion of Big Boulder Drive, and (ii) no right to park on the road shoulders adjacent to Road “A” or any other portion of Big Boulder Drive.

Notwithstanding anything to the contrary contained herein, or in any other recorded document, JFBB hereby waives any right of of JFBB or the JFBB Parties to any right of easement, ingress, egress, access or use of any portion of

Big Boulder Drive other than that set forth in the Road A Legal attached hereto as Exhibit “X”.

(b) Section 2(ii) of the Declaration is hereby deleted and replaced with the following language:

(ii)           The term “Road “A”” shall mean that roadway consisting of that portion of “Big Boulder Road” (a/k/a Big Boulder Drive) beginning at the intersection of Big Boulder Road and Lake Harmony Road (S.R. 1003), and ending at the Ski Area Property, as more particularly designated on the Road Plan attached hereto and incorporated herein, and as described in that legal description attached hereto as Exhibit “X” (“Road A Legal”). In the event of an inconsistency between the designation of Road “A” on the Road Plan, and the description of Road “A” in the Road A Legal, the description of Road “A” in the Road A Legal shall control.

3.     Exhibit X to the Declaration. A copy of Exhibit X to the Declaration is attached hereto as Exhibit “A”.

4.     Legal Descriptions.

(a)   Deed. The following language shall be added to the legal description of the Property as set forth on Exhibit “A” of the Deed attached to the Agreement as Exhibit “Q”:

BEING a part of the same piece, parcel or tract of land which the Lehigh Coal & Navigation Company by Tract One in its deed dated April 30, 1957 and recorded in the Office of the Recorder of Deeds of Carbon County in Deed Book 191, Page 108, granted and conveyed unto Lake Harmony Development Company. On September 30, 1959, Lake Harmony Development Company merged with Split Rock Lodge, Inc., said merger recorded in the Department of State, Commonwealth of Pennsylvania, in Volume 3-1-59-29, Pages 685-689, with Lake Harmony Development Company being the surviving corporation. However, effective the same date, Lake Harmony Development Corporation changed its name to Split Rock Lodge, Inc. On September 16, 1975 Split Rock Lodge, Inc. changed its name to Big Boulder Corporation, said change being recorded in the Department of State, Commonwealth of Pennsylvania, in Volume 3-1-75-30, Page 883.

4.  No Other Amendments. Except as set forth in this Second Amendment, the terms, covenants, conditions and agreements of the Agreement shall remain unmodified and otherwise in full force and effect. In the event of any inconsistency between the terms of the Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall control.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the day, month and year first above written.

SELLER:	BUYER:

BIG BOULDER CORPORATION,	JFBB SKI AREAS, INC.

a Pennsylvania corporation	a Missouri corporation

By:	By:

Attest:	Attest:
(Corporate Seal)	(Corporate Seal)

Consent of Peak Resorts, Inc.

The undersigned has executed this Second Amendment to acknowledge and confirm (i) its acceptance of the terms and conditions of this Second Amendment, and (ii) its acceptance of its rights, duties and obligations under this Second Amendment.

Peak Resorts, Inc., a Missouri corporation

By:
		Name:	Timothy D. Boyd
		Title:	President

ESCROW AGENT:

Pocono Area Abstract Company

a	PA CORPORATION

By:	, PRES

Attest:
(Corporate Seal)

Exhibit “A”

Exhibit X to the Declaration

Exhibit X to the Declaration

BARRY ISETT & ASSOCIATES, INC. Consulting Engineers & Surveyors 100 West Broad Street, Suite 200 Hazleton, PA 18201 570.455.2999 (Fax: 570.454.9979)	www.barryisett.com

December 2, 2011
BIA #1017411.000

ALL THOSE CERTAIN tracts of land situate in Kidder Township, Carbon County, Pennsylvania, being a strip of land known as the existing cartway of “Big Boulder Drive,” having an average width of 22 feet, as shown on and described in accordance with the attached “Big Boulder Drive — Road ‘A’ Exhibit,” prepared by Barry lsett & Associates, Inc., dated December 2, 2011; the centerline of which is described as follows:

INGRESS/EGRESS CENTERLINE

COMMENCING at the intersection of the northerly line of “Lot 2 — Proposed Ski Area Parcel To Be Conveyed,” as shown on “Subdivision Plan for Big Boulder Ski Area,” prepared by Barry Isett & Associates, Inc., dated June 8, 2011, last revised on July 5, 2011, recorded in Carbon County Recorder of Deeds Map Book 4, Page 211, (also being the southerly line of the lands of Boulder Lake Village) and the westerly right-of-way line of proposed Cardinal Lane (50-foot right-of- way); thence along the aforesaid northerly line of “Lot 2 — Proposed Ski Area Parcel To Be Conveyed,” North 82 degrees 10 minutes 21 seconds West, 241.56 feet to the intersection of said northerly line of “Lot 2 — Proposed Ski Area Parcel To Be Conveyed” and the centerline of “Big Boulder Drive,” the POINT OF BEGINNING of the ingress/egress centerline to be described; thence along said ingress/egress centerline the following seventeen (17) courses and distances:

(1)        North 38 degrees 58 minutes 00 seconds East, 165.64 feet;

(2)        Along a circular curve to the left, having a radius of 1,200.00 feet and a central angle of 22 degrees 38 minutes 09 seconds, the arc length of 474.09 feet (chord bearing of North 27 degrees 38 minutes 55 seconds East, 471.01 feet);

(3)        North 16 degrees 19 minutes 51 seconds East, 110.33 feet;

(4)        Along a circular curve to the right, having a radius of 325.00 feet and a central angle of 81 degrees 56 minutes 18 seconds, the arc length of 464.78 feet (chord bearing of North 57 degrees 17 minutes 59 seconds East, 426.17 feet);

(5)        Along a circular curve to the right, having a radius of 1,200.00 feet and a central angle of 24 degrees 51 minutes 33 seconds, the arc length of 520.65 feet (chord bearing of South 69 degrees 18 minutes 05 seconds East, 516.58 feet);

(6)        Along a circular curve to the right, having a radius of 1,950.00 feet and a central angle of 10 degrees 29 minutes 22 seconds, the arc length of 356.99 feet (chord bearing of South 51 degrees 37 minutes 38 seconds East, 356.50 feet);

(7)        South 46 degrees 22 minutes 57 seconds East, 140.00 feet;

(8)        Along a circular curve to the left, having a radius of 850.00 feet and a central angle of 64 degrees 31 minutes 01 seconds, the arc length of 957.13 feet (chord bearing of South 78 degrees 38 minutes 27 seconds East, 907.36 feet);

Big Boulder Drive

(9)         North 69 degrees 06 minutes 03 seconds East, 358.67 feet;

(10)       Along a circular curve to the left, having a radius of 1,100.00 feet and a central angle of 24 degrees 40 minutes 56 seconds, the arc length of 473.86 feet (chord bearing of North 56 degrees 45 minutes 35 seconds East, 470.21 feet);

(11)       North 44 degrees 25 minutes 07 seconds East, 182.76 feet;

(12)       Along a circular curve to the left, having a radius of 1,650.00 feet and a central angle of 10 degrees 05 minutes 49 seconds, the arc length of 290.77 feet (chord bearing of North 39 degrees 22 minutes 12 seconds East, 290.40 feet);

(13)       North 34 degrees 19 minutes 18 seconds East, 272.88 feet;

(14)       Along a circular curve to the right, having a radius of 1,300.00 feet and a central angle of 11 degrees 28 minutes 22 seconds, the arc length of 260.31 feet (chord bearing of North 40 degrees 03 minutes 29 seconds East, 259.88 feet);

(15)       North 45 degrees 47 minutes 40 seconds East, 269.69 feet;

(16)       Along a circular curve to the right, having a radius of 315.00 feet and a central angle of 53 degrees 55 minutes 40 seconds, the arc length of 296.48 feet (chord bearing of North 72 degrees 45 minutes 30 seconds East, 285.66 feet);

(17)       South 80 degrees 16 minutes 40 seconds East, 84.40 feet, more or less, to the westerly right-of-way line Lake Harmony Road (S.R. 1003).

EGRESS CENTERLINE

COMMENCING at the intersection of the northerly line of “Lot 2 - Proposed Ski Area Parcel To Be Conveyed,” as shown on “Subdivision Plan for Big Boulder Ski Area,” prepared by Barry Isett & Associates, Inc., dated June 8, 2011, last revised on July 5, 2011, recorded in Carbon County Recorder of Deeds Map Book 4, Page 211, (also being the southerly line of the lands of Boulder Lake Village) and the westerly right-of-way line of proposed Cardinal Lane (50-foot right-of- way); thence along the aforesaid northerly line of “Lot 2 - Proposed Ski Area Parcel To Be Conveyed,” North 82 degrees 10 minutes 21 seconds West, 241.56 feet to the intersection of said northerly line of “Lot 2 - Proposed Ski Area Parcel To Be Conveyed” and the ingress/egress centerline of “Big Boulder Drive;” thence along said ingress/egress centerline of “Big Boulder Drive” the following fifteen (15) courses and distances:

(1)        North 38 degrees 58 minutes 00 seconds East, 165.64 feet;

(2)        Along a circular curve to the left, having a radius of 1,200.00 feet and a central angle of 22 degrees 38 minutes 09 seconds, the arc length of 474.09 feet (chord bearing of North 27 degrees 38 minutes 55 seconds East, 471.01 feet);

(3)        North 16 degrees 19 minutes 51 seconds East, 110.33 feet;

(4)        Along a circular curve to the right, having a radius of 325.00 feet and a central angle of 81 degrees 56 minutes 18 seconds, the arc length of 464.78 feet (chord bearing of North 57 degrees 17 minutes 59 seconds East, 426.17 feet);

(5)        Along a circular curve to the right, having a radius of 1,200.00 feet and a central angle of 24 degrees 51 minutes 33 seconds, the arc length of 520.65 feet (chord bearing of South 69 degrees 18 minutes 05 seconds East, 516.58 feet);

(6)        Along a circular curve to the right, having a radius of 1,950.00 feet and a central angle of 10 degrees 29 minutes 22 seconds, the arc length of 356.99 feet (chord bearing of South 51 degrees 37 minutes 38 seconds East, 356.50 feet);

(7)        South 46 degrees 22 minutes 57 seconds East, 140.00 feet;

(8)        Along a circular curve to the left, having a radius of 850.00 feet and a central angle of 64 degrees 31 minutes 01 seconds, the arc length of 957.13 feet (chord bearing of South 78 degrees 38 minutes 27 seconds East, 907.36 feet);

(9)        North 69 degrees 06 minutes 03 seconds East, 358.67 feet;

2

(10)     Along a circular curve to the left, having a radius of 1,100.00 feet and a central angle of 24 degrees 40 minutes 56 seconds, the arc length of 473.86 feet (chord bearing of North 56 degrees 45 minutes 35 seconds East, 470.21 feet);

(11)     North 44 degrees 25 minutes 07 seconds East, 182.76 feet;

(12)     Along a circular curve to the left, having a radius of 1,650.00 feet and a central angle of 10 degrees 05 minutes 49 seconds, the arc length of 290.77 feet (chord bearing of North 39 degrees 22 minutes 12 seconds East, 290.40 feet);

(13)     North 34 degrees 19 minutes 18 seconds East, 272.88 feet;

(14)     Along a circular curve to the right, having a radius of 1,300.00 feet and a central angle of 11 degrees 28 minutes 22 seconds, the arc length of 260.31 feet (chord bearing of North 40 degrees 03 minutes 29 seconds East, 259.88 feet);

(15)     North 45 degrees 47 minutes 40 seconds East, 252.78 feet to the POINT OF BEGINNING of the egress centerline of “Big Boulder Drive” to be described; thence leaving the ingress/egress centerline of “Big Boulder Drive” and along said egress centerline of “Big Boulder Drive” the following three (3) courses and distances:

(1)        Along a circular curve to the right, having a radius of 300.00 feet and a central angle of 10 degrees 54 minutes 27 seconds, the arc length of 57.11 feet (chord bearing of North 51 degrees 14 minutes 53 seconds East, 57.02 feet);

(2)        Along a circular curve to the right, having a radius of 225.00 feet and a central angle of 43 degrees 01 minutes 13 seconds, the arc length of 168.94 feet (chord bearing of North 78 degrees 12 minutes 43 seconds East, 165.00 feet);

(3)        South 80 degrees 16 minutes 40 seconds East, 157.65 feet, more or less, to the westerly right-of-way line Lake Harmony Road (S.R. 1003).

SUBJECT TO any and all easements of record.

3

MATCHLINE
PCC INGRESS/EGRESS
Δ = 10°29'22"
R = 1950.00'
T = 179.00'
L = 356.99'
CHD = S51°37'38"E
356.50'
S46°22'57"E
140.00'
PT INGRESS/EGRESS
PC INGRESS/EGRESS
INGRESS/EGRESS ℄
22' (AVERAGE WIDTH)
BIG BOULDER DRIVE
Δ = 64°31'01"
R = 850.00'
T = 536.48'
L = 957.13'
CHD = S78°38'27"E
907.36'
PT INGRESS/EGRESS
MATCHLINE

SCALE: 1"=200'

BARRY ISETT & ASSOCIATES, INC. Consulting Engineers & Surveyors	**BIG BOULDER DRIVE – ROAD "A" EXHIBIT**	JOB NO. 1017411.000
	BIG BOULDER SKI AREA	DATE: 12/2/11
	TOWNSHIP OF KIDDER	BY: TAL
	CARBON COUNTY, PENNSYLVANIA	NO. 2 OF 4

PT INGRESS/EGRESS
MATCHLINE
Δ = 10°05'49"
R = 1650.00'
T = 145.76'
L = 290.77'
CHD = N39°22'12"E
290.40'
PC INGRESS/EGRESS
PT INGRESS/EGRESS
22' (AVERAGE WIDTH)
N44°25'07"E
182.76'
DENSE TREES
INGRESS/EGRESS ℄
Δ = 24°40'56"
R = 1100.00'
T = 240.67'
L = 473.86'
CHD = N56°45'35"E
470.21'
PC INGRESS/EGRESS
MATCHLINE
PT INGRESS/EGRESS
N69°06'03"E
358.67'
BIG BOULDER DRIVE

SCALE: 1"=200'

BARRY ISETT & ASSOCIATES, INC. Consulting Engineers & Surveyors Trexlertown PA 18087-0147 610 · 398 · 0904 www.barryisett.com	**BIG BOULDER DRIVE – ROAD "A" EXHIBIT**	JOB NO. 1017411.000
	BIG BOULDER SKI AREA	DATE: 12/2/11
	TOWNSHIP OF KIDDER	BY: TAL
	CARBON COUNTY, PENNSYLVANIA	NO. 3 OF 4

TANK
Δ = 53°55'40"
R = 315.00'
T = 160.25'
L = 296.48'
CHD = N72°45'30"E
CHD = 285.65'
INGRESS/
EGRESS ℄
PT
INGRESS
EGRESS
S80°16'40"E
84.40'
PC
INGRESS
EGRESS
PT
EGRESS
EGRESS ℄
S80°16'40"E
157.65'
TANK
DENSE
TREES
N45°47'40"E
269.69'
BIG BOULDER DRIVE
PC
EGRESS
PCC
EGRESS
PT
INGRESS
EGRESS
Δ = 10°54'26"
R = 300.00'
T = 28.64'
L = 57.11'
CHD = S51°14'53"W
57.02'
Δ = 43°01'13"
R = 225.00'
T = 88.68'
L = 168.94'
CHD = N78°12'43"E
165.00'
Δ = 11°28'22"
R = 1300.00'
T = 130.59'
L = 260.31'
CHD = S40°03'29"W
259.88'
LAKE HARMONY DRIVE S.R. 1003
22' (AVERAGE WIDTH)
PC
INGRESS
EGRESS
N34°19'18"E
272.88'
DENSE
TREES
PT
INGRESS
EGRESS
DENSE
TREES
MATCHLINE
Δ = 10°05'49"
R = 1650.00'
T = 145.76'
L = 290.77'
CHD = N39°22'12"E
290.40'
DENSE
TREES

SCALE: 1"=200'

BARRY ISETT & ASSOCIATES, INC. Consulting Engineers & Surveyors Trexlertown, PA 18087-0147 610 - 398 - 0904 www.barryisett.com	**BIG BOULDER DRIVE – ROAD "A" EXHIBIT**	JOB NO. 1017411.000
	BIG BOULDER SKI AREA	DATE 12/2/11
	TOWNSHIP OF KIDDER	BY TAL
	CARBON COUNTY, PENNSYLVANIA	NO 4 OF 4